EXHIBIT 10.8

                                PRODUCT MARKETING
                          CONSULTING SERVICES AGREEMENT


THIS AGREEMENT is made as of the 2nd day of January 2004, (the "Effective
Date").


BETWEEN:

            Savoy Capital Investments, Inc., a Company incorporated pursuant to the laws of the State of Nevada with a mailing address of 18826 Pagentry Place, Monument, Colorado 80132
            (the "Company")
                                                               OF THE FIRST PART


AND:


            Katalin Williams,
            H-1035 Budapest
            Varosvari-ut-15 IX em.25
            Hungary
            (the "Consultant")
                                                              OF THE SECOND PART


WHEREAS:


     A. The Company wishes to acquire the services of the Consultant for developing corporate strategies and executing of same, for product marketing and development and for various consultative services including communications and other programs to keep consumers, the media and the gemstone industry up to date on the latest corporate developments and the Consultant has agreed to provide the services on the terms and subject to the conditions of this Agreement;

     B.   The Consultant wishes to provide these services.


THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound by the promises and mutual covenants, conditions and agreements hereinafter set out, the parties hereto agree as follows:
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                                                                    EXHIBIT 10.8


1. CONSULTANT SERVICES

The Consultant will provide the following services to the Company:

     (a) Advise and assist the Company to develop and execute corporate strategies, for product marketing and development;

     (b) Assist with the creation and preparation of corporate promotional material including news release and corporate informational documents, business summaries, brochures, advertisements related to product sales, photographic presentations, video presentations;

     (c) Assist with the creation, development and maintenance of the Company's website;

     (d) Help raise awareness about by assisting with the dissemination of material through email, telephone, fax and mail contact;

     (e) Receive incoming calls, answer inquiries and deal with them appropriately, help the Company resolve problems as quickly as possible and direct calls to the appropriate person(s);

     (f) Establish and help establish effective communications program with consumers, the media, the gemstone industry and other interested parties;

     (g) Review newsletters, mining publications and on-line message boards for potential advertising;

     (h)  The Consultant will report to the President;

     (i) The Consultant will also perform additional duties and responsibilities for the Company at the reasonable instruction of the President of the Company or his assignee, provided that such additional duties and responsibilities are within the scope of services contemplated by this Agreement.


2. REPORTING PROCEDURE

The Consultant will take directions from the President or his appointed designee as to the Consultants' functions and methods of implementation to achieve the corporate goals.


3. SCOPE OF ACTIVITY

     (a) The Consultant will provide the services required by this Agreement in compliance with all laws that are applicable to the activities of the Consultant. The Consultant will not make any misrepresentation of the Company or its business, operations or financial condition to any party in the performance of the services required by this Agreement.
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                                                                    EXHIBIT 10.8



     (b) The Consultant will not engage in any activity that will interfere or conflict with the Consultant's duties and responsibilities to the Company or that interfere or conflict with the business and objectives of the Company.


4. CONFIDENTIAL INFORMATION

     (a) The Consultant will coordinate with the President or his designee, as to the information regarding the business and affairs of the Company that may be disclosed by the Consultant in the provision of the services required by this Agreement. The Consultant will not disclose any more information that is approved by the President or his designee.

     (b) Except as contemplated by this Agreement, the Consultant agrees not to disclose to any person any confidential information concerning the business or affairs of the Company, which the Consultant may have acquired in the course of or incidental to providing the services required by this Agreement. The Consultant will not directly or indirectly use (whether for its own benefit or the detriment or intended detriment of the Company) any confidential information the Consultant may acquire with respect to the business and affairs of the Company. All obligations with respect to confidential information will survive termination.


5. RENUMERATION


     (a) The Consultant will be paid a monthly fee of US$1,750.00 for provision of the aforementioned services, to be paid pro rata every two weeks in advance following the provision of said services and facilities for the months of January, February and March 2004.

     (b) The fee shall increase to US$2,000.00 thereafter and will be subject to quarterly reviews.


6. EXPENSES

     (a) The Consultant will be reimbursed for invoiced disbursements approved by and made on behalf of the Company, including air fares, accommodation and related travel expenses and other distributions including long-distance tolls, office rent, courier, postage, printing and other sundry expenses incurred in the ordinary course of business.

     (b)  The Consultant will not incur any expense in excess of US$50.00 without the prior written consent of the Company. Upon receipt of the Consultant's expense reports with supporting original receipts, the Consultant will be reimbursed for those disbursements reasonably made on behalf of the Company within 7 business days of receipt of the expense report.
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                                                                    EXHIBIT 10.8



7. NO EMPLOYMENT RELATIONSHIP

The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company. The Consultant will be responsible for payment of any income taxes, source deductions, withholding taxes, fringe benefits, insurance and similar items resulting from the payment of the Consultant Fee.


8. TERM

This term of this Agreement will expire on December 31, 2004.

     a. The Consultant or the Company may terminate this Agreement at any time in the event of any breach of any material term of this Agreement by the other, provided that written notice of default has been delivered to the other party and the other party has failed to remedy the default within 7 days of the date of delivery of notice of default.

     b. On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.


9. GENERAL PROVISIONS

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

     b. This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is not assignable by the Consultant without the prior written consent of the Company.

     c.   Time shall be of the essence of this Agreement.

     d. This Agreement constitutes the entire Agreement between the parties hereto and there are no representations, warranties, terms or conditions, expressed or implied, statutory or otherwise and no agreements collateral hereto other than or expressly set forth or referred to herein.

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                                                                    EXHIBIT 10.8


IN WITNESS WHEREOF, the undersigned have hereunto executed the Agreement on the date set forth above.


Savoy Capital Investments, Inc.,



/s/ Floyd Wandler
-----------------
On Behalf of the Board
Floyd Wandler, President
Savoy Capital Investments, Inc.,


Consultant



/s/ Katalin Williams
--------------------
Katalin Williams




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